SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 4, 2007 (December 29, 2006)

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

New York	0-30183	13-4025362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8/F East Area
Century Golden Resources Business Center
69 Banjing Road
Haidian District
Beijing, People’s Republic of China
100089

Address of Principal Executive Offices
Zip Code

+86-10-884-52568

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Minghua Group International Holdings Limited ("Minghua") and Qiang Long Real Estate Development Co., Ltd. ("Qiang Long") are parties to the following contracts which will result in a change of control of Minghua, as previously reported, (i) that certain Regulation S Subscription Agreement, dated September 29, 2003 (the “September 29 Contract”), (ii) that certain contract, dated January 29, 2004 (the “January 29 Contract”), (iii) that certain amendatory letter, dated April 13, 2004, (iv) that certain amendatory letter, dated October 29, 2004, and (v) that certain amendatory letter, dated December 28, 2005, each of the amendatory letters amended the September 29 Contract and the January 29 Contract (the “Amendments” and together with the September 29 Contract and the January 29 Contract, the “Contracts”).

Pursuant to the Contracts, Qiang Long is required to pay Minghua (i) US$12,000,000 (the First Payment) on December 31, 2006; and (ii) US$16,800,000 (the Second Payment) on June 30, 2007. Qiang Long has requested Minghua to provide Qiang Long with an extension of the due date of the First Payment until June 30, 2007.

On December 29, 2006, Minghua and Qiang Long entered into a letter agreement (the "Qiang Long Letter Agreement") that provided for an extension of the time within which Qiang Long is required to make the First Payment. The due date for the First Payment was extended to June 30, 2007.

Item 9.01.   Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 10	Letter Agreement, dated as of December 29, 2006, between Minghua and Qiang Long.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2007

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Jie Chen
Jie Chen, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10	Letter Agreement, dated as of December 29, 2006, between Minghua and Qiang Long.

1